CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Other Service Providers” and "Financial Highlights" in the Prospectuses and “Financial Statements” and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 135 to File No. 333-151713; Amendment No. 138 to File No. 811-22209) of Global X Funds of our report dated December 27, 2013, included in the 2013 Annual Reports to shareholders.

Philadelphia, Pennsylvania
February 21, 2014